Cellectar Biosciences to Host Conference Call on March 25th to Discuss Full Year 2013 Financial Results and Provide Quarterly Update on Development Progress

MADISON, Wis., March 19, 2014, – Cellectar Biosciences, Inc. (OTCQX: CLRB), a biopharmaceutical company developing innovative agents for the detection and treatment of cancer, announced that management will host a conference call and live webcast to discuss full year 2013 financial results, provide an update on each of its development programs and discuss expectations for fiscal 2014 on Tuesday, March 25 at 5:00 PM ET.

Event Details:

Interested investors may participate in the conference call by dialing 855-465-0185 (domestic) or 484-756-4315 (international). A replay will be available for one week following the call by dialing 800-585-8367 for domestic participants or 404-537-3406 for international participants and entering conference ID 16061248 when prompted. Participants may also access both the live and archived webcast of the conference call on Cellectar’s web site at www.cellectar.com.

To Ask Questions:

Following prepared remarks and time permitting, management will provide an opportunity for participants dialed into to the live teleconference to ask questions. Investors may also e-mail their questions to ir@cellectar. E-mail questions will be accepted until 9:00 AM ET on Tuesday, March 25, 2014.

About Cellectar Biosciences, Inc.

Cellectar Biosciences is developing agents to detect, treat and monitor a broad spectrum of cancers. Using a novel phospholipid ether analog (PLE) platform technology as a targeted delivery and retention vehicle, Cellectar’s compounds are designed to be selectively taken up and retained in cancer cells including cancer stem cells. With the ability to attach both imaging and therapeutic agents to its proprietary delivery platform, Cellectar has developed a portfolio of product candidates engineered to leverage the unique characteristics of cancer cells to “find, treat and follow” malignancies in a highly selective way. I-124-CLR1404 is a small-molecule, broad-spectrum, cancer-targeted PET imaging agent currently being evaluated in a Phase II glioblastoma imaging trial. Additionally, multiple investigator sponsored Phase I/II clinical trials are ongoing across 11 solid tumor indications. I-131-CLR1404 is a small-molecule, broad-spectrum, cancer-targeted molecular radiotherapeutic that delivers cytotoxic radiation directly and selectively to cancer cells including cancer stem cells. Data from a Phase Ib dose-escalation trial of I-131-CLR1404 in patients with advanced solid tumors is anticipated in the first quarter of 2014. CLR1502 is a preclinical, cancer-targeted, non-radioactive optical imaging agent for intraoperative tumor margin illumination and non-invasive tumor imaging. For additional information please visit www.cellectar.com

INVESTOR CONTACT

Kate McNeil, Vice President of IR, PR & Corporate Communications

Cellectar Biosciences, Inc.

Phone: (347) 204-4226

Email: kmcneil@cellectar.com

This news release contains forward-looking statements.  You can identify these statements by our use of words such as "may," "expect," "believe," "anticipate," "intend," "could," "estimate," "continue," "plans," or their negatives or cognates.   These statements are only estimates and predictions and are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made.  These statements are based on our current beliefs and expectations as to such future outcomes.  Drug discovery and development involve a high degree of risk.  Factors that might cause such a material difference include, among others, uncertainties related to the ability to raise additional capital, uncertainties related to the ability to attract and retain partners for our technologies, the identification of lead compounds, the successful preclinical development thereof, the completion of clinical trials, the FDA review process and other government regulation, our pharmaceutical collaborators' ability to successfully develop and commercialize drug candidates, competition from other pharmaceutical companies, product pricing and third-party reimbursement. A complete description of risks and uncertainties related to our business is contained in our periodic reports filed with the Securities and Exchange Commission including our Form 10-K for the year ended December 31, 2013. These forward-looking statements are made only as of the date hereof, and we disclaim any obligation to update any such forward-looking statements.